UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2024

PINNACLE FINANCIAL PARTNERS, INC.
(Exact name of registrant as specified in charter)

Tennessee	001-39309	62-1812853
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Third Avenue South, Suite 900, Nashville, Tennessee 37201
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (615) 744-3700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Exchange on which Registered
Common Stock par value $1.00	PNFP	The Nasdaq Stock Market LLC
Depositary Shares (each representing a 1/40th interest in a share of 6.75% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series B)	PNFPP	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described below under Item 5.07, at the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of Pinnacle Financial Partners, Inc., a Tennessee corporation (the “Company”), held on April 23, 2024, the Company's common shareholders approved the Pinnacle Financial Partners, Inc. Second Amended and Restated 2018 Omnibus Equity Incentive Plan (the “Second Amended and Restated 2018 Equity Incentive Plan”), that (i) increased the maximum number of shares of the Company's common stock that may be issued under the Second Amended and Restated 2018 Equity Incentive Plan by 1,000,000 shares, (ii) extended the term of the Second Amended and Restated 2018 Equity Incentive Plan to April 23, 2034 and (iii) made certain immaterial changes. A summary of the material terms of the Second Amended and Restated 2018 Equity Incentive Plan is set forth on pages 41 to 48 of the Company's Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on March 11, 2024 (the “Proxy Statement”), and is incorporated herein by reference. That summary and the foregoing description are qualified in their entirety by reference to the text of the Second Amended and Restated 2018 Equity Incentive Plan, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Company’s Annual Meeting, Abney S. Boxley, III, Charles E. Brock, Renda J. Burkhart, Gregory L. Burns, Richard D. Callicutt, II, Thomas C. Farnsworth, III, Joseph C. Galante, Glenda Baskin Glover, David B. Ingram, Decosta E. Jenkins, Robert A. McCabe, Jr., G. Kennedy Thompson and M. Terry Turner were elected as directors of the Company to hold office for a term of one year and until their successors are duly elected and qualified. In addition, at the Annual Meeting, the shareholders (i) ratified the appointment of Crowe LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024, (ii) approved, on a non-binding, advisory basis, the compensation of the Company's named executive officers as disclosed in the Proxy Statement, and (iii) approved the Second Amended and Restated 2018 Equity Incentive Plan.

The final voting results of the director elections, ratification of the appointment of Crowe LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024, the non-binding, advisory approval of compensation for the Company's named executive officers and the amendment and restatement of the Second Amended and Restated 2018 Equity Incentive Plan, which were described in more detail in the Proxy Statement, are set forth below.

(1) Each director nominee was elected by the following tabulation:

	For	Against	Abstain	Broker Non-Votes
Abney S. Boxley, III	55,601,955	5,459,985	831,840	7,072,010
Charles E. Brock	58,960,599	2,100,309	832,872	7,072,010
Renda J. Burkhart	60,330,718	729,868	833,194	7,072,010
Gregory L. Burns	58,899,956	2,166,532	827,292	7,072,010
Richard D. Callicutt, II	59,932,504	1,091,833	869,443	7,072,010
Thomas C. Farnsworth, III	59,692,173	1,375,898	825,709	7,072,010
Joseph C. Galante	60,261,766	800,122	831,892	7,072,010
Glenda Baskin Glover	59,208,611	1,805,591	879,578	7,072,010
David B. Ingram	58,970,690	2,090,694	832,396	7,072,010
Decosta E. Jenkins	60,182,112	876,185	835,483	7,072,010
Robert A. McCabe, Jr.	59,551,494	1,518,205	824,081	7,072,010
G. Kennedy Thompson	58,912,410	2,145,110	836,260	7,072,010
M. Terry Turner	60,659,921	410,500	823,359	7,072,010

(2) The ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 was approved by the following tabulation:

For	Against	Abstain
67,430,896	704,816	830,078

(3) The non-binding, advisory vote on the compensation of the Company’s named executive officers was approved by the following tabulation:

For	Against	Abstain	Broker Non-Votes
57,510,944	3,520,988	861,848	7,072,010

(4) The Second Amended and Restated 2018 Equity Incentive Plan was approved by the following tabulation:

For	Against	Abstain	Broker Non-Votes
59,530,442	1,503,659	859,679	7,072,010
Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Pinnacle Financial Partners, Inc. Second Amended and Restated 2018 Omnibus Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        PINNACLE FINANCIAL PARTNERS, INC.

                        By: /s/ Harold R. Carpenter
                    Name: Harold R. Carpenter
                         Title:    Executive Vice President and
                            Chief Financial Officer

Date:    April 26, 2024